Exhibit 10.1
                                 FIFTH AMENDMENT
                                       TO
                          SENIOR SECURED LOAN AGREEMENT


         This FIFTH AMENDMENT, dated as of June 29, 2001 (this "Amendment"), to SENIOR SECURED LOAN AGREEMENT, dated as of March 2, 1999, as amended by a First Amendment to Senior Secured Loan Agreement, dated as of March 31, 1999, as further amended by a Second Amendment to Senior Secured Loan Agreement, dated as of June 10, 1999 as further amended by a Third Amendment to Senior Secured Loan Agreement, dated as of June 19, 2000, as further amended by a letter agreement, dated as of July 27, 2000, as further amended by a Fourth Amendment and Waiver to Senior Secured Loan Agreement (as amended, the "Loan Agreement"), is entered into by and among GATX CAPITAL CORPORATION ("Lender") and CHADMOORE WIRELESS GROUP, INC. ("Chadmoore") (which is also successor by merger to certain former subsidiaries of Chadmoore which were original signatories to the Loan Agreement).


                                    RECITALS
                                    --------

         A. Chadmoore has entered into an Agreement and Plan of Reorganization, dated as of August 21, 2000 (the "Acquisition Agreement"), with Nextel Communications, Inc. and Nextel Finance Company.

         B. Chadmoore has requested that Lender amend the Loan Agreement as provided herein and Lender has agreed to do so subject to the terms and conditions of this Amendment.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

         1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Amendment to Loan Agreement. Effective upon the satisfaction of the conditions set forth in Section 3 hereof, Chadmoore and Lender hereby agree as follows:

                  (a) Section 2.01(f) of the Loan Agreement is hereby amended to add the following proviso at the end thereof:

                           "; provided, however, that the payments of principal due on the Payment Date closest to June 30, 2001 and on the Payment Date closest to September 30, 2001 may be deferred and shall be payable on the earliest of
                           (i) December 31, 2001, (ii) the prepayment of the Loans pursuant to Section 2.02(e) upon the closing of the transactions contemplated under the Acquisition Agreement, or (iii) at the option of Lender, upon the occurrence of an Event of Default; provided, further, that payments of accrued and unpaid interest shall be made on each of the

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                           Payment  Date closest to June 30, 2001 and the
                           Payment Date closest to September 30, 2001."

                  (b)      The Loan Agreement is hereby amended to add a new
                           Section 2.06 to read in its entirety as follows:

                           "2.05 Deferral Fee. In partial consideration for Lender's agreement to permit the deferral of the payments of principal described in Section 2.01(f), Chadmoore will pay to Lender a fee (the "Deferral Fee") in the amount of One Million Dollars ($1,000,000) which shall be payable on the earliest of (i) December 31, 2001, (ii) the prepayment of the Loans pursuant to Section 2.02(e) upon the closing of the transactions contemplated under the Acquisition Agreement, or (iii) at the option of Lender, upon the occurrence of an Event of Default. The Deferral Fee shall be deemed fully earned whether or not the payment due on the Payment Date closest to September 30, 2001 is actually deferred."

                  (c) The last sentence of Section 7.02 of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "Notwithstanding the foregoing set forth in this
                           Section 7.02, until the termination of the Acquisition Agreement for any reason, compliance with the covenants set forth in this Section 7.02 is waived."

                  (d) Section 9.01 of the Loan Agreement is hereby amended to amend Section 9.01(m) to read in its entirety as follows:

                           "(m) The Acquisition Agreement shall have been terminated for any reason."

         3.       Condition to Effectiveness.   The Amendment shall be effective
as of the date hereof, upon the satisfaction of the following conditions no later than the date hereof:

                  (a) the delivery to Lender of this Amendment duly executed by each Borrower;

                  (b) the delivery to Borrower of this Amendment duly executed by Lender;

                  (c) the delivery to Lender of copies, certified by the Secretary of Chadmoore, as of the date hereof, of Chadmoore's corporate resolutions authorizing the execution and delivery of this Amendment; and

                  (d) the delivery to Lender of a letter of credit issued by a bank satisfactory to Lender in the form of Exhibit A hereto.

         4.       Release.

                  (a) Chadmoore, on behalf of itself, and its respective present and former officers, directors, employees, affiliates, subsidiary corporations or companies, agents, attorneys, investors, shareholders, partners, members, administrators, predecessor and successor entities, and assigns, hereby fully and forever release and discharge the Lender and its respective present and officers, directors, employees, affiliates, subsidiary corporations or companies, agents, attorneys, investors, shareholders, partners, members, administrators, participants,

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                           predecessor and successor entities, and loan
                           participants and assigns, of and from any claim, damages, duty, obligation or cause of action relating to any matters of any kind that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date hereof, of every nature, kind and description whatsoever, whether known or unknown, choate or inchoate, direct or indirect, and whether suspected or unsuspected, either at law, in equity or otherwise, which may have arisen under or by virtue of the laws of any jurisdiction and which arise from or in connection with or relating in any way to the Loan Agreement, the Operative Documents or the transactions contemplated thereby.

                  (b) Waiver of California Civil Code Section 1542. Section 1542 of the California Civil Code provides as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                           Chadmoore expressly waives the provisions of Section 1542 of the California Civil Code and elect to and do assume all risk for claims heretofore arising, known or unknown, suspected to exist or not suspected to exist, as described above, and voluntarily and expressly release the Lender from all liability on claims arising out of such matters as described above.

         5. Exculpation. Chadmoore acknowledges and agrees that Lender is entering into this Amendment as an accommodation to Chadmoore and that neither Lender nor any Indemnified Party (as defined below) shall be liable for any action taken or omitted to be taken by it or them in connection with any exercise of Lender's remedies under the Loan Agreement regardless of the effect of such exercise on Chadmoore or on the Acquisition Agreement and the transactions contemplated thereunder.

         6. Expenses; Indemnification. Chadmoore shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Amendment, the transactions contemplated hereby and under the Acquisition Agreement and all other matters related in any way to the acquisition of the assets of Chadmoore by Nextel, whether or not such acquisition is consummated, (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the preparation, execution and delivery of amendments and waivers hereunder and (iii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the enforcement or attempted enforcement of Loan Agreement or any of the Obligations or in preserving any of Lender's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Obligations or any bankruptcy or similar proceeding involving any Borrower or any of its Affiliates). Chadmoore shall indemnify, reimburse and hold Lender, each of Lender's members, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents, participants and employees (each, an "Indemnified Party") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities) (each, a "Claim"), directly or indirectly relating to or arising out of any matter relating to the subject of this Amendment, the acquisition of the assets of Chadmoore by


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Nextel, whether or not such acquisition is consummated and however such acquisition may be structured. The foregoing indemnity shall cover, without limitation any Claim for tortious interference with contract or similar matter. Notwithstanding the foregoing, Chadmoore shall not indemnify an Indemnified Party for any liability incurred by an Indemnified Party as a result of such Indemnified Party's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of the Loan Agreement. Upon an Indemnified Party's written demand, Chadmoore shall assume and diligently conduct, at its sole cost and expense, the entire defense of such Indemnified Party, using counsel reasonably acceptable to such indemnitee against any indemnified Claim. Chadmoore shall not settle or compromise any Claim against or involving an Indemnified Party without first obtaining such Indemnified Party's and Lender's written consent thereto, which consent shall not be unreasonably withheld. If an Indemnified Party elects to assume its own defense in connection with an indemnified Claim, then such Indemnified Party shall not settle or compromise such Claim without first obtaining Chadmoore's written consent thereto, which consent shall not be unreasonably withheld, provided that if Chadmoore does not consent thereto, then Chadmoore shall post security or a bond in the amount of such Claim for the benefit of the Indemnified Party.

         7. Effect of Amendment. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement which is not specifically waived hereunder. Upon the termination of any period during which a waiver was effective, the provision so waived shall be reinstated in full force and effect. Lender retains its rights to exercise its remedies under the Loan Agreement or otherwise upon the occurrence of any Event of Default under the Loan Agreement.

         8. Representations and Warranties. Each Borrower hereby represents and warrants to Lender that:

                  (a) such Borrower is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation;

                  (b) such Borrower has the full corporate or company power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this Amendment and perform the terms thereof;

                  (c) there is no action, proceeding or claim pending or, insofar as such Borrower knows, threatened against such Borrower or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the business, condition or operations of such Borrower;

                  (d) this Amendment has been duly executed and delivered by such Borrower and constitutes the valid, binding and enforceable obligation of such Borrower;

                  (e) Chadmoore has delivered to Lender a true and correct copy of the Acquisition Agreement;

                  (f) After giving effect to the waivers set forth in this Fifth Amendment, no Default or Event of Default under the Loan Agreement has occurred which has not been waived; and

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                  (g)      Schedule 1 hereto constitutes a complete and accurate
                           list of all deposit accounts, securities accounts or other accounts holding cash, cash equivalents or other marketable securities of Chadmoore.

         9.       Post Closing Covenants.

                  (a) Pursuant to Section 4 of the Security Agreement, Chadmoore shall use its good faith efforts to deliver to Lender by July 10, 2001, and shall deliver in any case by July 30, 2001, instruments intended to perfect Lender's security interest in the accounts listed on Schedule 1 hereto in the forms attached as Exhibits B and C hereto or such other forms which are acceptable to Lender. The failure to comply with the covenant set forth in this Section 9(a) shall constitute an Event of Default under the Loan Agreement.

                  (b) Chadmoore, in cooperation with Nextel, shall place on file with the FCC no later than July 6, 2001, the application seeking assignment of substantially all of the 800 and 900 MHz SMR licenses to Nextel under the Acquisition Agreement. The failure to comply with the covenant set forth in this Section 9(b) shall constitute an Event of Default under the Loan Agreement.

         10. Draws under Letter of Credit. Lender agrees that it will not draw under the letter of credit delivered pursuant to this Amendment prior to the earlier to occur of (i) December 31, 2001, or (ii) the occurrence of an Event of Default.

         11. Full Force and Effect. Except as amended above, the Loan Agreement remains in full force and effect.

         12. Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

         13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         14. Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.


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         IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed as of the day and year first above written.


Lender:                                 GATX CAPITAL CORPORATION




                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


Borrower:                               CHADMOORE WIRELESS GROUP, INC.




                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:




















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